Exhibit 99.2

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

In re ACTIVISION, INC.	)	No. CV-06-04771-MRP(JTLx)
SHAREHOLDER DERIVATIVE	)
LITIGATION	)
)
)
This Document Relates To:	)
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ALL ACTIONS.	)
)

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES

In re ACTIVISION SHAREHOLDER	)	Lead Case No. SC090343
DERIVATIVE LITIGATION	)	Consolidated with Case Nos. BC355327
	)	and BC356454
)
This Document Relates To:	)
)
ALL ACTIONS.	)
)

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated May 8, 2008 (the “Stipulation”),  is made and entered into by and among the following Settling Parties (as defined further in ¶1.20 hereof): (i) Michael Hamian, Milton Pfeiffer, Sebastian Abdelnur and Dewey Scarborough, (the “Federal Plaintiffs”) (on behalf of themselves and derivatively on behalf of Activision, Inc. (“Activision”)); (ii) Amalgamated Bank As Trustee of the Longview 400 Index Fund for Retirement Trusts, Ryan Vasquez and Friedrike Greuer (the “State Plaintiffs”) (on behalf of themselves and derivatively on behalf of Activision); (iii) the Individual Settling Defendants; (iv) non-party Bryan Cave LLP, including its predecessors, successors and assigns and Robinson Silverman Pearce Aronsohn & Berman LLP (“Bryan Cave”); and (v) nominal party Activision, each by and through their respective counsel.  The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in ¶1.17), upon and subject to the terms and conditions hereof.

I.       INTRODUCTION

On and after July 12, 2006, the following shareholder derivative actions were filed in the Superior Court of the State of California for the County of Los Angeles:  Vasquez v. Kotick, et al., LASC Case No. BC355327; Greuer v. Kotick, et al., LASC Case No. SC090343; and Amalgamated Bank v. Baker, et al., LASC Case No. BC356454.  The State Court consolidated all three state actions by Order dated October 31, 2006 as the consolidated action entitled In re Activision Shareholder Derivative Litigation, Master File No. SC090343 (the “State Derivative Action”) and appointed Amalgamated Bank as Trustee of the Longview 400 Index Fund for Retirement Trusts and Ryan Vasquez as Lead Plaintiffs.  On May 24, 2007, the State Derivative Action was partially stayed until resolution of the motions to dismiss the complaint filed in the Federal Derivative Action.

On and after July 31, 2006, the following shareholder derivative actions were filed in the United States District Court for the Central District of California:  Pfeiffer v. Kotick, et al., Case No. CV-06-4771 MRP(JTLx) (“Pfeiffer”); Hamian v. Kotick, et

al., Case No. CV-06-5375 MRP(JLTx) (“Hamian”); Abdelnur v. Kotick, et al., Case No. CV-07-3575 MRP(JTLx) (“Abdelnur”); and Scarborough v. Kotick, et al., Case No. CV-07-4602 MRP(JTLx) (“Scarborough”).  The Pfeiffer and Hamian complaints were consolidated by Order dated January 25, 2007, as In re Activision, Inc. Shareholder Derivative Litigation, Case No. CV-06-4771 MRP(JTLx) (the “Federal Derivative Action”), Pfeiffer and Hamian were appointed Lead Plaintiff, and Co-Lead Counsel was appointed.  Abdelnur was consolidated into the Federal Derivative Action by order dated July 13, 2007, and Scarborough was consolidated into the action by Order dated September 13, 2007.

Both the Federal Derivative Action and the State Derivative Action allege claims on behalf of Activision against the Individual Settling Defendants, certain current and former Activision officers and directors, arising from or relating to the granting of stock options at Activision, including from 1996 through at least 2003.

On or about July 25, 2006, Activision’s Board of Directors (the “Board”) approved the appointment of a subcommittee of the Board’s audit committee (the “Special Subcommittee”) to conduct a review of Activision’s practices and policies relating to the granting of stock options.  The Special Subcommittee’s review encompassed 4,849 grants between fiscal years 1992 and 2006, covering 204,230,604 shares, or about 86% of the 237,756,486 options granted in the period reviewed.  The Special Subcommittee concluded that a substantial number of options granted during the period reviewed required measurement date corrections pursuant to the applicable accounting rules, and that Activision would be required to record additional non-cash, stock-based compensation expense arising from measurement date corrections.

Beginning in August 2007, the parties to the Federal Derivative Action commenced settlement discussions, which continued from time-to-time over the following months.  Beginning in November 2007, the parties to both Actions conducted confidential mediation sessions before the Honorable Edward A. Infante (Ret.).  Attending the mediation sessions were counsel for the Federal and State

Plaintiffs, all Defendants in the Actions except for Barry J. Plaga, Activision, certain of Activision’s directors and officers (“D&O”) insurance carriers, and Activision’s former outside corporate counsel, Bryan Cave LLP.  In the course of confidential settlement discussions, and pursuant to the mediation supervised by Judge Infante, counsel for Activision has discussed with the Federal and State Plaintiffs’ counsel the Special Subcommittee’s investigation and the Special Subcommittee’s findings and conclusions pursuant thereto.  Counsel for Activision also provided to the Federal and State Plaintiffs’ counsel for review various documents relevant to the parties’ disputes, in the course of confidential settlement discussions, and pursuant to the mediation supervised by Judge Infante.

All parties to the Actions and non-party Bryan Cave have reached a non-binding agreement-in-principle for the resolution of the claims asserted therein and any and all claims which could have been asserted therein, as set forth in an Amended Memorandum of Understanding, previously executed by certain of the parties on or about January 17, 2008 and additional non-binding agreements-in-principle with respect to Individual Settling Defendants Chardavoyne and Goldberg.

II.

SETTLING DEFENDANTS’ AND BRYAN CAVE’S DENIALS OF WRONGDOING AND LIABILITY

The Individual Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions.  The Individual Settling Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions.  The Individual Settling Defendants also have denied and continue to deny, inter alia, the allegations that the Plaintiffs, Activision or its stockholders have suffered damage, or that the Plaintiffs, Activision or its stockholders were harmed by the conduct alleged in the Actions.  The Individual Settling Defendants have further asserted that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Activision and its stockholders.

Nonetheless, the Individual Settling Defendants and Activision have concluded that further conduct of the Actions would be protracted, expensive, and distractive to Activision and its management.  The Individual Settling Defendants and Activision have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions.  The Individual Settling Defendants and Activision have, therefore, determined that it is desirable that the Actions, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation (hereinafter, the “Settlement”).  The Individual Settling Defendants are entering into this Stipulation solely because the proposed Settlement would eliminate the burden and expense of further litigation.

Neither this Stipulation nor any document or exhibit referred to herein, including, but not limited to, the Corporate Governance policies attached as Exhibit A, nor any action taken to carry out this Stipulation is, may be construed as, or may be used as an admission by or against the Settling Parties, or any of them, of any fault, wrongdoing or liability whatsoever.  Entering into or carrying out this Stipulation (or the exhibits thereto) and any negotiations or proceedings related thereto shall not in any event be construed as, or be deemed to be evidence of, an admission or concession with regard to the claims alleged in the Actions or contrary to the denials or defenses of the Settling Parties, and it is the Settling Parties’ intention that the Settlement shall not be offered or admitted into evidence, or used, in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of this Stipulation (and the exhibits hereto) or the provisions of any related agreement or release; except that this Stipulation may be filed in the Actions or related litigation as evidence of the Settlement, or by the Settling Parties or Released Persons in any subsequent action against or by them in support a defense of res judicata, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

Bryan Cave has denied and continues to deny any wrongdoing or liability in connection with or arising out of any of the allegations that were or that could have been alleged in the Actions or otherwise asserted in connection with the Settling Parties’ dispute.  Bryan Cave believes the proposed settlement will resolve complex legal issues in a way that permits Activision to put the questions raised by the Actions to rest and move forward with its business.  Although Bryan Cave does not believe that any potential claims against it would have merit, Bryan Cave is entering into this Stipulation and is foregoing payment for its efforts in support of the Special Subcommittee’s investigation in order to help accomplish this result and to resolve the Settling Parties’ dispute.

Activision, the Individual Settling Defendants and Bryan Cave have determined, in light of the foregoing considerations and others, that it is desirable and beneficial that the Actions and all of the Settling Parties’ disputes relating thereto be settled in a manner and upon the terms and conditions set forth in this Stipulation.

III.    CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT

The Plaintiffs believe that the claims asserted in the Actions, and the claims which could potentially be asserted, have merit.  However, counsel for the Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial and through appeals.  Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation.  Plaintiffs’ Counsel also are mindful of the inherent problems of proof and possible defenses to the claims asserted in the Actions or which may be asserted.  Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon Activision and its stockholders.  Based on their evaluation, Plaintiffs have determined that the Settlement set forth in the Stipulation is in the best interests of the Plaintiffs, Activision and its stockholders.

IV.     TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (for themselves and derivatively on behalf of Activision) and the Settling Defendants and non-party Bryan Cave, by and through their respective counsel or attorneys of record, that, subject to all necessary court approvals, entry of a Final Judgment as provided in this Stipulation, and satisfaction of all other conditions set forth herein, the Actions and the Released Claims shall be finally and fully compromised, settled and released, and the Actions shall be dismissed with prejudice, upon and subject to the terms and conditions of the Stipulation, as follows.

1.       Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.1     “Actions” means, collectively, the Federal Derivative Action and the State Derivative Action.
1.2     “Activision” means Activision, Inc.
1.3     “Bryan Cave” means Bryan Cave LLP, including its predecessors, successors and assigns and Robinson Silverman Pearce Aronsohn & Berman LLP.
1.4     “Effective Date” means the first date by which all of the events and conditions specified in ¶7.1 of the Stipulation have been met and have occurred.
1.5     “Federal Co-Lead Counsel” means Coughlin Stoia Geller Rudman & Robbins LLP and Levi & Korsinsky, LLP.
1.6     “Federal Court” means the United States District Court for the Central District of California.

1.7     “Federal Derivative Action” means the consolidated action entitled In re Activision, Inc. Shareholder Derivative Litigation, Central District of California, Case No. CV-06-4771 MRP(JTLx).
1.8     “Federal Plaintiffs” means Michael Hamian, Milton Pfeiffer, Sebastian Abdelnur, and Dewey Scarborough.
1.9     “Final” means the time when a Judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review.  More specifically it is that situation when: (1)  either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Actions; or (2) an appeal has been filed and the courts of appeal has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal.
1.10   “Individual Settling Defendants” means John T. Baker, IV, Harold A. Brown, William J. Chardavoyne, Robert J. Corti, Robert J. Dewar, Ronald Doornink, Lawrence Goldberg, Kenneth L. Henderson, Barbara S. Isgur, Brian G. Kelly, Robert A. Kotick, Mitchell H. Lasky, Howard E. Marks, Steven T. Mayer, Robert J. Morgado, Peter J. Nolan, Barry J. Plaga, George L. Rose, Michael J. Rowe, Richard Sarnoff, Richard A. Steele, Thomas Tippl and Kathy Vrabeck.
1.11   “Judgment” means the judgment to be rendered by the Federal Court, substantially in the form attached hereto as Exhibit C.
1.12   “Mediator” means the Honorable Edward A. Infante (Ret.).
1.13   “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.14   “Plaintiffs” refers collectively to the Federal Plaintiffs and the State Plaintiffs.
1.15   “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal services to any of the Plaintiffs in connection with the Actions.
1.16   “Related Persons” means (1) each of an Individual Settling Defendant’s spouse, heirs, executors, estates, or administrators, any entity in which an Individual Settling Defendant and/or member(s) of his or her family has or had a controlling interest, any members of their immediate families, or any trust of which any Individual Settling Defendant is or was the settlor or which is or was for the benefit of any Individual Settling Defendant and/or member(s) of his or her family, (2) each of the Individual Settling Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Actions, and (3) all past, present, and future directors, officers, partners, controlling shareholders, joint venturers, related or affiliated entities, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, assigns, auditors, and attorneys (including Bryan Cave and any of its current and former partners, associates and employees) for nominal party Activision, its counsel, or any entity in which Activision has a controlling interest (including Vivendi, VGAC LLC, the Vivendi Stockholders, Games, and the Company, as further defined in ¶ 3.2(d) hereof).  Related Persons does not include any insurers, co-insurers, or reinsurers of the Settling Defendants.
1.17   “Released Claims” shall collectively mean all claims (including “Unknown Claims,” as defined in ¶1.25 hereof), debts, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that could have been asserted by any derivative plaintiff, on behalf of Activision, or by Activision, against each and every of the Released Persons (including, without limitation, claims for damages, interest, attorneys’ fees, expert or consulting fees and any other costs, expenses or liability, negligence, negligent supervision, gross negligence, intentional conduct, indemnification, breach of duty of care and/or breach of duty of loyalty or good faith, fraud, misrepresentation, unjust enrichment, constructive trust, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations) that were alleged in the Actions or that arise from or relate to the matters or occurrences that were or could have been alleged in the Actions, including any claims related to the public disclosures relating to stock option grants and purchases or the transactions referenced therein, however described, through and including the date of execution hereof.  The Released Claims shall also mean any and all claims by Bryan Cave for repayment of any legal fees or costs associated with its support of the Special Subcommittee’s investigation.  Released Claims shall not include any and all claims, rights, defenses, or causes of action that have been or that may be asserted against any insurers, co-insurers, or reinsurers of the Settling Defendants.  Such claims are expressly reserved and not waived.
1.18   “Released Persons” means each and all of the Settling Defendants and Bryan Cave and their Related Persons.
1.19   “Settling Defendants” means the Individual Settling Defendants and nominal party Activision.
1.20   “Settling Parties” means, collectively, each of the Individual Settling Defendants, Activision, Bryan Cave and the Plaintiffs on behalf of themselves, Activision and its stockholders.
1.21   “State Co-Lead Counsel” means Bernstein Litowitz Berger & Grossmann LLP and Schiffrin Barroway Topaz & Kessler LLP.
1.22   “State Court” means the Superior Court of the State of California for the County of Los Angeles.

1.23     “State Derivative Action” means In re Activision Shareholder Derivative Litigation, Los Angeles Superior Court, Case No. SC090343.
1.24     “State Plaintiffs” means Amalgamated Bank as Trustee of the Longview 400 Index Fund For Retirement Trusts, Ryan Vazquez and Friederike Greuer.
1.25     “Unknown Claims” means any of the Released Claims which any Plaintiff, Activision or Activision stockholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs, Individual Settling Defendants, Activision and Bryan Cave shall expressly waive and each of the Activision stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, the Plaintiffs, Individual Settling Defendants, Bryan Cave and Activision shall expressly waive, and each of the Activision stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542.  The Plaintiffs, Individual Settling Defendants, Activision, Bryan Cave and Activision stockholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff, the Individual Settling Defendants, Activision and Bryan Cave shall expressly settle and release, and each Activision stockholder, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.  The Settling Parties acknowledge, and the Activision stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

2.           Settlement of the Action

2.1        The Settling Defendants and Bryan Cave acknowledge that the commencement and prosecution of the Actions related to and preceded (1) the agreement by certain of the Individual Settling Defendants to make certain payments and/or contributions described below, (2) the release of certain coplaims against Activision by Bryan Cave, and (3) corporate governance reforms adopted and/or to be implemented by Activision as described in Exhibit A hereto. The Settling Defendants and Bryan Cave acknowledge that such contributions and corporate governance reforms confer a substantial benefit to Activision.

3.           Settlement Consideration

3.1        Corporate Governance Reforms.  Activision and the Plaintiffs have conducted extensive, arm’s-length negotiations and have reached agreement regarding various corporate governance issues, including internal controls and procedures at Activision, which include internal controls and procedures that relate to certain of the allegations raised in the Actions.  Activision acknowledges that the Actions were a material factor in the adoption and/or implementation of the Corporate Governance Reforms set forth in Exhibit A hereto, and as such confer a benefit to Activision.
3.2        Payments to Activision.

(a)         Directors and Officers.  Defendants Kotick, Kelly, Rowe, Rose, Doornick, Isgur, Morgado, and Henderson agreed in principle, following the commencement of the Actions, to reimburse Activision in connection with the receipt of stock options requiring measurement date corrections, subject to the determination of the precise amounts to be reimbursed and execution of this Stipulation.  In the case of options that have already been exercised, these individuals agreed to pay the additional exercise price to Activision or agreed to the cancellation of vested but unexercised options with a value equivalent to the additional exercise price.  For options that have not yet been exercised, these individuals agreed that the exercise price will be increased so as to be equal to the fair market value of Activision’s stock on the redetermined measurement date.  These individuals agreed to the reimbursements without contest, and waived any opportunity to negotiate or dispute the calculations of the reimbursements.  Defendant Chardavoyne has agreed to reimburse Activision in connection with the receipt of stock options requiring measurement date corrections, in the amount of $75,000.  Defendant Goldberg has agreed to reimburse Activision in connection with the receipt of stock options requiring measurement date corrections, in the amount of $50,000.  Defendants Chardavoyne and Goldberg shall make such reimbursements to Activision as set forth in ¶7.1 below.  The total amount of the reimbursement from these Individual Settling Defendants is valued at approximately $22,000,000, based on the cancellation of approximately 800,000 vested options, the repricing of approximately 16,000,000 unexercised options, and the cash consideration described above.  Plaintiffs and the Settling Defendants acknowledge that the Actions were a material factor in the decision of certain of the Individual Settling Defendants to undertake the reimbursements, cancellations or repricing of the options granted to them, and that

Activision acknowledges that such contributions confer a substantial benefit to Activision as part of the settlement of the Actions.

(b)         Bryan Cave and Henderson.  Activision may possess certain claims against Henderson and Bryan Cave arising out of or relating to the representation of Activision by Bryan Cave and certain of its attorneys, including Henderson (against whom claims were asserted in the State Derivative Action), in connection with the granting of options at Activision.  Counsel for the Federal Co-Lead Plaintiffs, Activision and Bryan Cave conducted negotiations for the settlement of such claims.  In exchange for the releases described herein and the dismissal of the Actions, Bryan Cave agrees to forego and to release any claims for repayment of any legal fees or costs associated with its support of the Special Subcommittee’s investigation, including bills and receivables incurred to date in an amount no less than $2,316,000.  Activision and Bryan Cave acknowledge that the Actions were a material factor in Bryan Cave’s decision to release any claims to these unpaid bills or receivables, and that such contribution confers a substantial benefit to Activision.

(c)         Activision’s Primary Directors and Officers Insurance Carrier.  Activision has incurred substantial costs in connection with the defense of the Actions and a related investigation by the Securities and Exchange Commission.  On October 31, 2007, the day before the initial mediation session, Activision’s primary D & O carrier, Federal Insurance Company (with which Activision holds a $5,000,000 policy), acknowledged in writing for the first time that reimbursable defense costs under the policy were likely to exceed policy limits.

(d)         In connection with the Business Combination Agreement, dated as of December 1, 2007 (the “Combination Agreement”), by and between VIVENDI S.A., a societe anonyme organized under the laws of France (“Vivendi”), VGAC LLC, a Delaware limited liability company (“VGAC LLC”; and together with Vivendi, the “Vivendi Stockholders”), VIVENDI GAMES, INC., a Delaware corporation and wholly owned subsidiary of VGAC LLC (“Games”), ACTIVISION,

INC., a Delaware corporation (the “Company”), and Sego Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“MergerSub”), the parties agreed to a Form of the Investor Agreement between Vivendi, VGAC LLC, Games, MergerSub and the Company (which at the closing of the transactions contemplated under the Combination Agreement will change its name to “Activision Blizzard, Inc.”).  Under the terms of the Investor Agreement, the Vivendi Stockholders will acknowledge and agree that the resolution and finality with respect to the Actions confer a benefit upon the Vivendi Stockholders and the Company.  Accordingly, the Vivendi Stockholders will acknowledge and agree that the cash consideration paid by the Vivendi Stockholders pursuant to the Combination Agreement may be used for its general corporate purposes, including the advancement of any fees or expenses in connection with the settlement of the Actions.

4.           Settlement Procedure

4.1        Promptly after execution of the Stipulation, the Settling Parties shall submit the Stipulation and its Exhibits to the Federal Court and apply for an order substantially in the form of Exhibit B hereto, requesting preliminary approval of the settlement set forth in the Stipulation.
4.2        Within ten (10) days of the execution of this Stipulation by all parties hereto, Plaintiffs shall submit the Stipulation together with its exhibits to the Federal Court and shall apply for entry of an order (the “Notice Order”), substantially in the form of Exhibit B hereto, requesting inter alia, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice (collectively, the “Notice of Proposed Settlement” and the “Summary Notice”), substantially in the forms of Exhibits B-1 and B-2 attached to the Notice Order, respectively, which shall include the general terms of the Settlement set forth in the Stipulation, including the general terms of the fees and expenses to be paid and the date of the Settlement Hearing as defined below.  All costs in identifying and notifying Activision’s stockholders of the Settlement, including the filing of the

Notice and the publication of the Summary Notice, will be paid by Activision.  If additional notice is required by the Court, the cost and administration of such additional notice will be borne by Activision.
4.3        Plaintiffs will request that after the Notices are given, the Federal Court hold a hearing (the “Settlement Hearing”) to consider and determine whether an order approving the terms of the Settlement as fair and reasonable and adequate, including the payment of attorneys’ fees and expenses in the amount negotiated by the parties following negotiation of the payments to Activision and the Corporate Governance Reforms, should be entered and whether a judgment should be entered thereon releasing all claims as discussed below.
4.4        The Notice will provide that within five (5) business days from the Federal Court’s entry of the Judgment, counsel for the State Plaintiffs will file a Stipulation for Dismissal, with prejudice, of the State Derivative Action, to be signed by all parties to that action (“State Court Stipulation for Dismissal”).  The State Court Stipulation for Dismissal shall expressly provide that the Plaintiffs in the State Derivative Action have joined in the Stipulation and agreed to be bound by the Judgment, and based thereon are dismissing the State Derivative Action with prejudice.

5.           Releases and Bar

5.1        Upon the Effective Date, as defined in ¶1.4, Activision, Bryan Cave, Plaintiffs (acting on their own behalf and derivatively on behalf of Activision), and each of Activision’s stockholders (solely in their capacity as Activision stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Actions against the Released Persons.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.2        Upon the Effective Date, as defined in ¶1.4, Activision, Bryan Cave, Plaintiffs (acting on their own behalf and derivatively on behalf of Activision), and each of Activision’s stockholders (solely in their capacity as Activision stockholders) will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on, arising out of, related to, or in connection with the Released Claims or the Settlement or resolution of the Actions.  Claims to enforce the terms of this Stipulation are not released.
5.3        Upon the Effective Date, as defined in ¶1.4, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, Activision, and all of the Activision stockholders (solely in their capacity as Activision stockholders) from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims.  Notwithstanding the definition of Released Claims, the Individual Settling Defendants and Activision reserve their indemnification and advancement rights and defenses under Activision’s by-laws, Activision’s articles of incorporation, their agreements, Delaware law, and any other applicable authority.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
5.4        Upon the Effective Date, as defined in ¶1.4, each of the Released Persons will be forever barred and enjoined from commencing, instituting or prosecuting any or all claims (including Unknown Claims) against each and all of the Plaintiffs, Plaintiffs’ Counsel, Activision, and all of the Activision stockholders (solely in their capacity as Activision stockholders)  arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims.   Notwithstanding the definition of Released Claims, the Individual Settling Defendants and Activision reserve their indemnification and advancement rights and defenses under Activision’s by-laws, Activision’s articles of incorporation, their agreements, Delaware law, and any other applicable authority.   Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6.           Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

6.1        After negotiating the payments to Activision and the Corporate Governance Reforms, Plaintiffs and Settling Defendants negotiated the attorneys’ fees that Activision would pay to Plaintiffs’ Counsel.  Activision has agreed to advance, subject to its reservation of all rights against each and every of its D&O insurance carriers, reinsurers, or co-insurers (the “Insurance Carriers”), $10,000,000 to Plaintiffs’ Counsel for their fees and expenses, subject to Court approval.
6.2        Within five (5) business days of issuance of an Order by the Federal Court finally approving the Settlement, Activision will make payment of the attorneys fees and expenses finally approved by the Federal Court (the “Fee and Expense Award”) separately to Coughlin Stoia Geller Rudman & Robbins LLP, as receiving agents for Plaintiffs’ Counsel in the Federal Derivative Action, and to Bernstein Litowitz Berger & Grossmann, LLP, as receiving agents for Plaintiffs’ Counsel in the State Derivative Action.  These amounts shall be held by Coughlin Stoia Geller Rudman & Robbins LLP and Bernstein Litowitz Berger & Grossmann, LLP in respective client trust accounts as custodia legis, subject to further Order of the Federal Court, and subject to Plaintiffs’ Counsel’s separate obligation to make appropriate refunds or repayments of the principal amount and any accrued interest if and when, as a result of any further Order of the Federal Court, appeal, further proceedings on remand, or successful collateral attack the Settlement does not become Final.  Coughlin Stoia Geller Rudman & Robbins LLP shall be responsible for the allocation of such fees and expenses to Plaintiffs’ Counsel in the Federal Derivative Action, based upon each counsel’s contribution to the initiation, prosecution and/or resolution of the Actions.  Bernstein Litowitz Berger & Grossmann, LLP shall be responsible for the allocation of such fees and expenses to Plaintiffs’ Counsel in the State Derivative Action, based upon each counsel’s contribution to the initiation, prosecution and/or resolution of the Actions.
6.3        Apart from and in addition to any reimbursement of defense costs by the Insurance Carriers to Activision, and without the requirement of instituting litigation against the Insurance Carriers, Plaintiffs’ Counsel shall be entitled to fifteen percent (15%) of any payments made by the Insurance Carriers to Activision, up to an amount not to exceed $750,000.  To the extent that as of the Effective Date of the Stipulation, the insurance carriers and Activision have not agreed to a payment by the Insurance Carriers, then Plaintiffs’ Counsel shall be entitled to pursue an action on Activision’s behalf against the Insurance Carriers, subject to the approval of Activision’s Board.  In such event, Activision will not move to dismiss that litigation.  If Plaintiffs’ Counsel obtain a monetary recovery on Activision’s behalf pursuant to such action, Plaintiffs’ Counsel shall be entitled to retain thirty (30%) of such recovery from the Insurance Carriers for all amounts apart from and in addition to the reimbursement of defense costs.
6.4        The Fee and Expense Award shall constitute full and complete compensation for all of Plaintiffs’ Counsel’s services in the Actions.
6.5        Upon payment of the Fee and Expense Award, the Settling Defendants and Bryan Cave shall be discharged from any further liability for payment of Plaintiffs’ attorney fees, costs, or expenses in the Actions.  Except as expressly provided herein, Plaintiffs and Plaintiffs’ Counsel shall bear their own fees, costs and expenses, and no Released Person shall assert any claim for expenses, costs or fees against any Plaintiff or Plaintiffs’ Counsel.
6.6        Any disputes between or among counsel for the Federal Plaintiffs in the Federal Derivative Action (excluding counsel for the State Plaintiffs) as to the division or allocation of the Fee and Expense Award, or any part or portion thereof, as between such counsel, shall be resolved by the Federal Court on noticed motion.  Activision, the Individual Settling Defendants, Bryan Cave, and each of their Related Persons shall have no responsibility for, and no liability whatsoever with respect to, the allocation of the Fee and Expense Award or any amounts to which Plaintiffs’ Counsel may become entitled pursuant to ¶ 6.3 above with respect to any person, entity or law firm who may assert some claim thereto.
6.7        Any order or proceeding (or any portion thereof) relating solely to an award of attorneys’ fees and expenses, or any appeal from any order (or any portion thereof) relating thereto or reversal or modification thereof, shall have no effect on the Settlement and shall not operate to terminate or cancel this Stipulation or to affect or delay the finality of the Order and Final Judgment approving this Stipulation.  Similarly, any dispute or disagreement among Plaintiffs’ Counsel arising from or relating to the allocation of attorneys’ fees, costs, and expenses among themselves shall not affect the Settlement or its enforceability.  The Court may, if necessary to effectuate the parties’ intent to consummate the Settlement, consider the issue of attorneys’ fees, costs, and expenses separately from the Court’s consideration of whether the Settlement is otherwise fair, reasonable, and adequate.

7.           Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

7.1        The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(a)         the approval of the terms of the Settlement by the Activision Board;

(b)         the Court has entered the Judgment;

(c)         Activision has paid the Fee and Expense Award;

(d)         the Judgment has become Final, provided, however, that any proceeding or order or portion thereof, or any appeal or petition for a writ, pertaining solely to the Fee and Expense Award, shall not delay or prevent the Effective Date from occurring;

(e)         the State Derivative Action has been dismissed with prejudice; and

(f)          Chardavoyne and Goldberg have made to Activision the reimbursements described in ¶ 3.2(a) above, which are to be paid within five (5) business days of the dismissal with prejudice of the State Derivative Action.

7.2        If any of the conditions specified in ¶7.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶7.3, and the Settling Parties shall be restored to their respective positions in the Actions as of the last date on which a Settling Party has executed this Stipulation, unless Plaintiffs’ Counsel and Activision mutually agree in writing to proceed with the Stipulation.
7.3        If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled or terminated or if any rulings in the Actions related to the Stipulation are successfully attacked collaterally, the payments to Plaintiffs’ Counsel pursuant to section 6 shall be returned to Activision within seven (7) calendar days of said event.  The return obligation set forth in this paragraph is the obligation of those plaintiffs’ counsel who have received a payment in the Actions.  Each such plaintiffs’ counsel’s law firm, as a condition of receiving such payment, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Federal Court for the purposes of enforcing this subparagraph.  In the event that the Stipulation or Settlement is not approved by the Court or the Settlement is terminated for any reason, the Settling Parties shall be restored to their respective positions as of the date of the execution of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose in any subsequent proceeding in the Actions or in any other action or proceeding.  In such event, the terms and provisions of the Stipulation, with the exception of ¶¶ IV.1.1-1.24, 7.1-7.3, 8.5-8.14, and 8.16-8.18 herein, shall have no further force and effect with respect to the Settling

Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.  No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of any attorneys’ fees, costs, expenses and interest awarded by the Court to Plaintiffs’ Counsel shall constitute grounds for cancellation or termination of the Stipulation.

8.           Miscellaneous Provisions

8.1        The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
8.2        Pending final determination of whether the Settlement should be approved, all proceedings and all further activity between the Settling Parties regarding or directed towards the Actions, save for those activities and proceedings relating to this Stipulation and the Settlement, shall be stayed.
8.3        Pending the Effective Date of this Stipulation or the termination of the Stipulation according to its terms, Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims, either directly, representatively, derivatively, or in any other capacity, against any Released Person.  Plaintiffs also agree not to oppose any motions to dismiss any other proceedings to the extent that any Released Claims are asserted or continue to be asserted in any court prior to or after entry of a judgment based on this Stipulation.
8.4        The parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Actions.  The Settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense.  While Settling Defendants deny that the claims advanced in the Actions are meritorious, these Defendants agree that in any statement made to any media representative (whether or not for attribution) they will not deny that the Actions were filed in good faith and in accordance with the applicable federal rules, including, without limitation, Federal Rule of Civil Procedure 11 and all other similar laws, including California Code of Civil Procedure §128.7.  The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel.  The Settling Parties will jointly request that the Judgment contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws, including California Code of Civil Procedure §128.7.
8.5        Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative.  The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
8.6        The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.7        The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.
8.8        This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its exhibits other than the representations, warranties and covenants contained and memorialized in such documents.  Except as otherwise provided herein, each Settling Party shall bear its own costs.
8.9        Federal Co-Lead Counsel and State Co-Lead Counsel are expressly authorized by the Plaintiffs to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by the Plaintiffs to enter into any modifications or amendments to the Stipulation which they deem appropriate on behalf of the Plaintiffs.
8.10     Each counsel or other Person executing the Stipulation or its exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.
8.11     The Stipulation may be executed in one or more counterparts.  All executed counterparts and each of them shall be deemed to be one and the same instrument.  A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.
8.12     The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.
8.13     The Federal Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Federal Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

8.14     This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles.
8.15     No Settling Party (or their counsel) shall issue a press release or other public statement regarding this Stipulation, the Settlement, or the Actions without Activision’s consent.  Any such press release or public statement issued in violation of the foregoing provision shall be grounds for the termination of the Settlement by Activision.  Notwithstanding the foregoing, Activision shall have the right to issue such press releases and other public statements as it may determine may be necessary or advisable, in its sole discretion, to comply with its disclosure obligations under applicable law, regulations, and Nasdaq rules.
8.16     Plaintiffs hereby represent and warrant that they have not assigned any rights, claims or causes of action that were asserted or could have been asserted in connection with, under or arising out of the Released Claims.
8.17     All agreements made and orders entered during the course of the Actions relating to the confidentiality of information shall survive this Stipulation.
8.18     Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated May 8, 2008.

COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III
KATHLEEN A. HERKENHOFF
ELLEN GUSIKOFF STEWART
BENNY C. GOODMAN III
MARY LYNNE CALKINS

/s/ TRAVIS E. DOWNS III
TRAVIS E. DOWNS III

655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Telephone: 619/231-1058
619/231-7423 (fax)

COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
SHAWN A. WILLIAMS
AELISH M. BAIG
100 Pine Street, Suite 2600
San Francisco, CA 94111
Telephone: 415/288-4545
415/288-4534 (fax)

LEVI & KORSINSKY, LLP
EDUARD KORSINSKY
JOSEPH E. LEVI
JUAN E. MONTEVERDE
39 Broadway, Suite 1601
New York, NY 10006
Telephone: 212/363-7500
212/363-7171 (fax)

Co-Lead Counsel for Plaintiffs in the
Federal Derivative Action

THE WEISER LAW FIRM, P.C.
ROBERT B. WEISER
121 N. Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: 610/225-2677
610/225-2678 (fax)

Counsel for Plaintiffs Sebastian Abdelnur
and Dewey Scarborough

BERNSTEIN LITOWITZ BERGER &
GROSSMANN LLP
DAVID R. STICKNEY
BRETT M. MIDDLETON
TAKEO A. KELLAR

/s/ DAVID R. STICKNEY
DAVID R. STICKNEY

12481 High Bluff Drive, Suite 300
San Diego, CA 92130
Telephone: 858/793-0070
858/793-0323 (fax)

/s/ LEE D. RUDY
LEE D. RUDY

SCHIFFRIN BARROWAY TOPAZ
& KESSLER, LLP
LEE D. RUDY
MICHAEL J. HYNES
280 King of Prussia Road
Radnor, PA 19087
Telephone: 610/667-7706
610/667-7056 (fax)

Co-Lead Counsel for Plaintiffs in the State
Derivative Action

IRELL & MANELLA LLP
DAVID A. SCHWARZ

/s/ DAVID A. SCHWARZ
DAVID A. SCHWARZ

1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067-4276
Telephone: 310/277-1010
310/203-7199 (fax)

Attorneys for Nominal Party
Activision, Inc.

SKADDEN, ARPS, SLATE, MEAGHER
& FLOM LLP
HARRIET S. POSNER

/s/ HARRIET S. POSNER
HARRIET S. POSNER

300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Telephone: 213/687-5000
213/687-5600 (fax)

Attorneys for Defendants Harold A.
Brown, Robert J. Corti, Ronald Doornink,
Kenneth L. Henderson, Barbara S. Isgur,
Brian G. Kelly, Robert A. Kotick,
Mitchell H. Lasky, Howard E. Marks,
Steven T. Mayer, Robert J. Morgado,
Peter J. Nolan, George L. Rose, Michael J.
Rowe, Richard Sarnoff, Thomas Tippl and
Kathy Vrabeck and for Specially
Appearing Defendants John T. Baker, IV,
Robert J. Dewar, and Richard A. Steele

ARNOLD & PORTER LLP
LAWRENCE A. COX

/s/ LAWRENCE A. COX
LAWRENCE A. COX

777 South Figueroa Street, 44th Floor
Los Angeles, CA 90017-5844
Telephone: 213/243-4022
213/243-4199 (fax)

Attorneys for Defendant Barry J. Plaga

MCDERMOTT WILL & EMERY LLP
JAMES L. SANDERS
RICHARD J. FREY
FRANCISCA M. MOK

/s/ JAMES L. SANDERS
JAMES L. SANDERS

2049 Century Park East, 38th Floor
Los Angeles, CA 90067
Telephone: 310/277-4110
310/277-4730 (fax)

Counsel for William J. Chardavoyne

PAUL, WEISS, RIFKIND,
WHARTON & GARRISON
MOSES SILVERMAN

/s/ MOSES SILVERMAN
MOSES SILVERMAN

1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: 212/373-3000
212/757-3990 (fax)

Attorneys for Bryan Cave LLP

LATHAM & WATKINS LLP
DAVID J. SCHINDLER
ETHAN BROWN

/s/ DAVID J. SCHINDLER
DAVID J. SCHINDLER

633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Telephone: 213/485-1234
213/891-8763 (fax)

Attorneys for Lawrence Goldberg

EXHIBIT A

In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV-06-4771 MRP (JTLx);

In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343

Exhibit A to Stipulation of Settlement

CORPORATE GOVERNANCE TERM SHEET

In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV-06-4771 MRP (JTLx); In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343

Within 30 days of the dismissal with prejudice of the above-referenced litigation, the Board of Directors of Activision, Inc. (“Activision”) shall adopt resolutions and amend committee charters to ensure adherence to the following Corporate Governance Policies.  These changes are to be implemented within twelve months following the above-referenced resolutions and amendments and would be operative for a three year period in each case unless otherwise described below.

I.                                      BOARD COMPOSITION AND PRACTICES

A.                                 Board Structure and Practices

1.                                    The independent directors shall study and evaluate a potential proposal to the Board of Directors whereby, during any period where the Chair of the Board is an executive officer employee of the Company, the Company’s independent directors shall appoint a Lead Director from among the independent directors.  This evaluation shall be conducted with the assistance of outside counsel or a corporate governance expert, under the direction of the independent directors.  In the event that such a proposal is submitted to the Board of Directors, and approved by the same, such proposal will be submitted to shareholder vote within twelve (12) months of (a) final approval by the Court of the Settlement of this Action and (b) dismissal with prejudice of this Action, In re Activision, Inc. Shareholder Derivative Litigation, Case No. CV-06-04771 (C.D. Cal.) and the State Action, captioned In re Activision Shareholder Derivative Litigation, Case No. SC090343 (L.A.S.C.) hereinafter, the “Actions”.  The proposal will include the following elements:

(a)                               For all periods where the Chair of the Board is also an executive officer employee of the Company, the Lead Director will be selected annually by a majority, secret ballot vote of the independent directors who shall cast ballots, after consultation with the Chairman of the Board of Directors.

(b)                              The Lead Director shall:

1)                                determine, in consultation with management and the Board, the appropriate schedule of Board meetings, provided, however, that nothing shall prevent the callings of meetings of the Board by the chairman, or otherwise consistent with the by-laws;

2)                                   prepare, in consultation with management and the Board, agendas for Board and Committee meetings, provided, however, that nothing shall preclude the chairman from placing on the agendas other matters properly before the Board;

In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV-06-4771 MRP (JTLx);

In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343

Exhibit A to Stipulation of Settlement

3)            recommend the membership of Board Committees, as well as the selection of Committee Chairs, subject to the by-laws of the Company;

4)           direct, subject to consultation with and approval of the independent directors, the retention of consultants who report directly to the independent directors of the Board;

5)            have the authority to retain such consultants as the Lead Director deems necessary to perform his or her responsibilities;

6)            oversee the process, in consultation with the Board and management, to ensure that the corporate governance policies set forth herein are implemented;

7)            coordinate, develop the agenda for, and moderate executive sessions of the Board’s independent directors, and act as principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer on sensitive issues;

8)            provide evaluations, for purposes of consideration by the Compensation Committee and the full Board, of the performance of the CEO.

2.                                    The Board shall establish a formal policy requiring the Independent Directors to meet in executive session at least four times per year, and require that the Board report to shareholders the number of such meetings held each year.

B.                                 Director Independence

1.                                    At least two-thirds of the members of the Board shall be “Independent Directors,” as defined below.  To be deemed “Independent” in any calendar year, a director would have to satisfy the following qualifications:

(a)          has not been employed by the Company or its subsidiaries within the last three calendar years.

(b)          has not accepted, and does not have a Family Member who has accepted, any Compensation from the Company in excess of $50,000 during any period of twelve consecutive months within the three years preceding the determination of independence, as a result of service as, or compensation paid to an entity affiliated with the individual who serves as (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (ii) a significant supplier of the Company; for purposes of this provision, a “significant supplier” is defined as a supplier which has provided the lesser of one (1) million dollars or five (5) percent of that supplier’s annual gross revenues in services or goods to the Company during the last twelve (12) months; provided, however, that Compensation under this subsection shall not include (x) compensation for board or board committee service; (y) compensation paid to a Family Member who is an employee (other than a senior officer of the Company) of the Company; or (z) benefits under a tax-qualified retirement plan, or non-

In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV-06-4771 MRP (JTLx);

In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343

Exhibit A to Stipulation of Settlement

discretionary compensation.  For purposes of this subsection, “Family Member” shall be defined as the spouse, parent, or child of the Independent Director.

(c)          is not affiliated with a not-for-profit entity that receives significant contributions from the Company; for purposes of this subsection, “significant contributions” shall be defined as an amount, whether in cash or in kind, that is the lesser of one (1) million dollars or five (5) percent of that entity’s annual contributions received during any period of twelve consecutive months within the three years preceding the determination of independence.

(d)          during any period of twelve consecutive months within the three years preceding the determination of independence, has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the SEC, other than for service as a director or for which relationship no more than de minimis remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent.  A director is deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Chairman of the Board, Committee Chairman, or Lead Director), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by the Company or its subsidiaries, to any entity in which the director has a beneficial ownership interest of 10% percent or more, or to an entity by which the director is employed or self-employed other than as a director.  Remuneration is deemed de minimis remuneration if such remuneration is $50,000 or less in any calendar year, or if such remuneration is paid to an entity, it (i) did not for the calendar year exceed the lesser of one (1) million dollars, or five (5) percent of the gross revenues of the entity; and (ii) did not directly result in a material increase in the compensation received by the director from that entity.  And

(e)          is not employed as an executive officer by a public company at which an executive officer of the Company serves as a member of the Board of Directors.

2.                                    The undertakings described in section I.B.1 regarding the requirement that the Board be comprised of at least two-thirds independent directors shall be void, and of no further force or effect on the Company or its Board, should any of the following events occur:  (i) the sale or acquisition of all or substantially all of the assets of the Company; (ii) a merger or other business combination in which the Company is not the surviving entity; (iii) a “going private” or other transaction, whether by sale or issuance of securities through a tender offer, self-tender, or any other permissible transaction, the effect of which results in the Company no longer being listed as a publicly-traded company on any National Exchange, such as NASDAQ; (iv) a transaction, whether by sale or issuance of securities, merger or other business combination or through a tender offer, self-tender, or any other permissible transaction, the effect of which  results in the a change of control of the Company, or the Company becoming a “controlled company” as that terms is defined under applicable SEC or the rules of any National Exchange, such as NASDAQ; or (v) the delisting of the Company from any National Exchange, such as NASDAQ.  Nothing in this section shall alter or eliminate the requirements set forth above in section I.B.1 above with respect to the criteria for independence of any directors required under law or the Nasdaq listing rules to be “independent”.

In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV-06-4771 MRP (JTLx);

In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343

Exhibit A to Stipulation of Settlement

II.                                DIRECTOR STOCK OWNERSHIP/COMPENSATION

A.           Each Director shall, within eighteen (18) months of becoming a member of the Board, or (as to current Board members) within six (6) months of dismissal with prejudice of the Actions, acquire no less than 3500 shares of Activision common stock.  The stock may be provided as director compensation, or be purchased through open market purchases.  This requirement shall be subject to any exclusions under which any director may otherwise be bound (e.g., whether by its employer, or affiliate).  Directors shall retain the Activision shares received as a part of their annual directors’ fees for a period of eighteen (18) months after the date of grant or receipt.  Such shares shall not be sold, pledged or otherwise alienated by the directors.

B.           The Board of Directors shall take all necessary steps to approve an increase in the annual compensation to the independent directors of the Board of Directors, such that each such independent director shall receive no less than $50,000 per year as an annual retainer (whether in cash, stock, restricted stock, other marketable securities in the Company, or options to purchase such marketable securities).

C.           All options granted to non-employee directors shall be granted no later than three business days after the date of the annual shareholder meeting and carry an exercise price equal to the closing price of Activision common stock on that date, provided, however, that the action can be taken on the date of the meeting but deemed effective up to three (3) business days later.

D.           Aside from meeting-related expenses such as airfare, hotel accommodations and modest travel/accident insurance, directors shall receive no other perquisites.  Health, life, dental, and disability insurance, matching grants to charities, financial planning, automobile allowances and other similar perquisites shall not be provided as benefits to directors.

E.            Non-employee directors shall not be eligible to receive from the Company any change-in-control payments or severance arrangements of any kind.  The acceleration of stock options and restricted grants shall not be deemed a prohibited payment or severance arrangement under this paragraph.

III.                          DIRECTOR EDUCATION

A.           The Activision Board shall adopt a resolution requiring that all directors of Activision attend at least eight hours of director training.  Such training shall be provided by the Company, by hiring appropriate trainers or reimbursing directors for attendance at a recognized training program, such as the Stanford Law School’s Directors College, the Duke University’s Directors’ Education Institute, Vanderbilt University Directors College, or similar organization or institution.

IV.                           SHAREHOLDER PROPOSALS

A.           All shareholder proposals shall be evaluated by a committee of the Board which shall include at least three Independent Directors, and shall be chaired by an Independent Director.

In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV-06-4771 MRP (JTLx);

In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343

Exhibit A to Stipulation of Settlement

(a)          The committee shall determine, with the assistance of outside advisors, if necessary, whether the shareholder proposal is in the best interest of Activision.

(b)          The committee shall make a recommendation to the Board either in favor or against the shareholder proposal and provide, in writing, the reasons for its recommendation.

(c)          In the annual proxy statement, the Board shall report the recommendation of the committee, recommend for or against the shareholder proposal and explain the reason for such recommendation and (if applicable) explain why the Board did not adopt the recommendation of the committee.

V.                                 SHAREHOLDER NOMINATED DIRECTORS

A.                                 Nomination Procedures

1.                                    As soon as reasonably practicable after dismissal with prejudice of the Actions, the Board shall establish a procedure, to be conducted by the Chairman of the Nominating and Corporate Governance Committee of the Board, in consultation with a corporate governance consultant (the “Consultant”), to identify potential Shareholder Director Nominee candidates to serve as two of the independent directors of the Board of Directors.  The Consultant shall be mutually acceptable to plaintiff’s lead counsel and to the Chairman of the Nominating and Corporate Governance Committee of the Board.  The annual fee of the Consultant shall not exceed $35,000.  The Chairman of the Nominating and Corporate Governance Committee and the Consultant shall work cooperatively and in good faith to identify potential Shareholder Director Nominee candidates to serve on the Board.  In undertaking this process, the Consultant shall, jointly with the Chairman of the Nominating and Corporate Governance Committee (or his or her designee), solicit from individuals or entities which hold of record more than one (1) percent of the common stock of Activision (and which have held of record a minimum of one (1) percent of the common stock of Activision for at least the previous nine months) for the purpose of requesting that such shareholder provide up to two names of potential Shareholder Director Nominee candidates.

2.                                    The Nominating and Corporate Governance Committee shall establish an objective set of criteria to be utilized in conducting the canvassing efforts set forth below.

3.                                    Initial Selection Process.  The Nominating and Corporate Governance Committee shall review each of the potential Shareholder Director Nominee candidates submitted to it pursuant to the procedures described above, to the extent that those candidates satisfy the criteria set forth under subsection (2) (including background information and interviews of prospective candidates, as appropriate).  The Nominating and Corporate Governance Committee shall consider such candidates and, in the exercise of its business judgment, shall recommend to the full Board a candidate from among all candidates it has considered.  The Activision Board of Directors shall retain full authority, subject to its business judgment and its fiduciary duties, to nominate any candidate to stand for election to the Board.

In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV-06-4771 MRP (JTLx);

In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343

Exhibit A to Stipulation of Settlement

VI.                           SHAREHOLDER MEETINGS

1.                                    Shareholders shall be allocated time on the agenda of the annual shareholder meeting to ask questions of, and have a dialogue with, the Company’s Chairman and Chief Executive Officer (both of them) and each member of the Board.  There shall be no requirement that questions be submitted in advance.

2.                                    The Chairman of each Board committee shall be prepared and permitted to answer questions from shareholders relevant to such committee’s responsibilities and functions.

3.                                    Polls should remain open at the annual meeting until all agenda items have been discussed and shareholders have had a reasonable opportunity to ask and receive answers to questions concerning them.

4.                                    Unless otherwise determined by a majority of the members of the Board of Directors present, the Company shall not adjourn a meeting for the purpose of soliciting more votes to enable management to prevail on a voting item.  Extending a meeting shall only be done for compelling reasons such as vote fraud, problems with the voting process or lack of a quorum.

VII.                     COMPENSATION PRACTICES

A.                                 Policies and Procedures

The Board shall establish a comprehensive and responsible set of assumptions, policies and procedures for determining executive compensation by using an appropriate peer comparator (i.e., comparing executive compensation to similarly-sized businesses in the video game industry or with similar profitability and like complexity).  The companies selected as a peer comparison group shall be disclosed and the rationale for their selection explained in the annual proxy statement.

1.            Transparent, objective measures shall be established for all compensation (cash and non-cash), including bonuses, stock options, restricted share awards, perquisites (such as company vehicles, housing allowances, personal travel allowances, etc.).

2.            The repricing of stock options shall be prohibited without shareholder approval.

3.            Any future executive hiring, severance or change-in-control agreements and retirement agreements shall provide that unvested equity awards lapse on termination for cause rather than immediately vest.

4.            Any existing cash and equity incentive plans shall be amended or construed such that the vesting and award of all cash and equity incentives granted after the date of such amendment are based on clearly identified performance metrics and targets.  Any future cash and existing incentive plans shall be construed such that the vesting and award of all cash and equity incentives are based on clearly identified performances metrics and targets.

In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV-06-4771 MRP (JTLx);

In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343

Exhibit A to Stipulation of Settlement

5.                                    In the event the Company files an Earnings Restatement because of misconduct by a Section 16 officer (“the Affected Officer”) resulting in Material Noncompliance with financial reporting requirements under the securities laws (“Material Noncompliance” is defined as fraud or intentional failure to comply with any material reporting requirements for the presentation of the financial results of the Company in a public filing with the Securities and Exchange Commission), which the Audit Committee in its sole discretion determines to be significant, the Audit Committee shall recommend to the board that Activision recover a portion of performance-based compensation, including bonuses and long term incentive awards, made to the Affected Officer(s) during the restatement period.  The amount recommended to be recovered from an Affected Officer under this policy shall be up to the amount by which the performance-based compensation exceeded the amount that would have been payable to such Affected Officer had the financial statements been initially filed as restated.  This amount shall be reduced by any amounts otherwise sought to be recovered from such Affected Officer in connection with such Material Noncompliance pursuant to any other policy, statute or rule, including without limitation any recoveries sought under Section 304 of the Sarbanes Oxley Act of 2002.

The Audit Committee may recommend recovery of different amounts from different Affected Officers on such basis it shall deem appropriate.  Such recommendation shall include a recommendation as to whether Activision should effect any such recovery (i) by seeking repayment from the participant; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Affected Officer under any compensatory plan, program or arrangement maintained by the Company  (iii) by withholding (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise.

B.           Insider Trading Controls

1.            The Board of Directors shall appoint a committee consisting of at least two members, selected from among the Company’s President, CFO, General Counsel/Principal Legal Officer and Principal Compliance Officer, which committee shall be responsible for ensuring compliance with the Company’s stock trading and market communications policy.  That Committee will be designated the “Trading Compliance Committee,” and will be responsible for developing (with Board involvement), presenting to the Board for approval, and monitoring and updating (with Board involvement and approval) a comprehensive program (the “Trading Compliance Program”) designed to ensure compliance with the Company’s trading policies.  The Board will be responsible for direct oversight of the Trading Compliance Program and the Trading Compliance Committee, and the outside director (non-management) members of the Board will have direct access to the Trading Compliance Committee, including the opportunity to meet with the Trading Compliance Committee outside the presence of any other member of management.  At least once yearly, the outside director members of the Board will receive a

In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV-06-4771 MRP (JTLx);

In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343

Exhibit A to Stipulation of Settlement

report from the Trading Compliance Committee outside the presence of any other members of management.  In addition to the above:

(a)                               The Trading Compliance Committee shall be responsible for pre-clearing in writing all transactions by the Company’s directors or those employees subject to §16 (hereinafter “Restricted Persons”) of the Securities Exchange Act.

(b)                              During any period while the Company is actively acquiring shares through a Company-funded open market stock buy-back program, no Restricted Person shall be permitted to sell stock.

2.                                    The Board (by and through the Trading Compliance Committee if the Board deems appropriate) shall implement a strict policy regarding stock sales by Restricted Persons to eliminate the possibility of future management abuse.  This policy shall go beyond the requirement that all stock sales that are subject to “10b5-1” trading plans comply with the requirements of Rule 10b5-1.  Failure to comply with the Company’s trading policy shall result in appropriate sanctions, including, as appropriate, disgorgement by the individual to the Company of all profits from the transaction or termination.

3.                                    No Restricted Person shall directly or indirectly “short” Activision stock or engage in “put” or call transactions involving the Company’s stock.

VIII.               STOCK OPTION PLANS AND GRANTS

1.            Any stock option or other similar plan shall provide an objective, measurable and fair mechanism for pricing stock options.

2.            All plans and/or granting resolutions shall clearly define the exercise price, the grant date and the fair market value of stock (e.g., the closing price on a specified date, or the average closing price over a specified period).  In no event shall the exercise price or value of an award be determined by reference to the fair market value of Activision stock on a day other than the grant date of the award.  The fair market value of Activision stock on a grant date shall be the closing price for a share of Activision common stock on such day as reported on the NASDAQ.

3.            The Company shall require all reasonable efforts to publicly disclose all stock option grants to directors or officers of Activision within two business days after the effective date of such grants.

4.            The following clauses shall be inserted/included in any current and/or subsequent equity incentive plan, whether subject to stockholder approval or not:

(a)                               “The exercise price for each option grant shall be at least one hundred percent (100%) of the closing market price on the date of grant.”

(b)                              “The date of grant of an option shall, for all purposes, be the date on which the Board or Compensation Committee or other appropriate committee makes the determination granting such option or such later (but not earlier) date as may be specified by the

In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV-06-4771 MRP (JTLx);

In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343

Exhibit A to Stipulation of Settlement

Board, Compensation Committee or other appropriate committee in its granting resolution as the date on which such grant becomes effective.  Notice of the determination shall be given to each employee or consultant to whom an option is so granted no more than one week after the date of such grant.  Determination shall be defined as including at a minimum, the number of options granted to each employee and/or consultant and the terms of such options.”

5.            Plans shall comply with legal, professional and ethical requirements for proper disclosure and proper accounting and shall provide appropriate documentation for proper disclosure and accounting.

6.            Plans shall identify who is responsible for ensuring compliance with applicable laws and regulations by option grantees (e.g., timely and accurate filing of SEC Forms 3, 4 and 5 as applicable), and shall provide effective monitoring mechanisms to ensure that such laws, and the plans, are followed.

7.            The process for granting executive non-cash compensation shall have the same transparency and be consistent with the process and methodology for determining executive cash compensation.

8.            All stock option grants shall be made at a meeting of the Activision Board of Directors or at a meeting or meetings of the appropriate committee of the Board; grants shall not be made via unanimous written consent.  Corporate Counsel shall attend any and all meetings where options are granted and shall promptly prepare minutes of the meeting that specifically reflect the award of stock options.

9.            All stock option grants made to directors or any employee subject to Section 16 of the Securities Exchange Act or Covered Employees within the meaning of Section 162(m) of the tax code shall either be approved or ratified by the full Board.

10.         Executive officers shall be prohibited from determining the grant date of any stock option award, except insofar as this provision could be interpreted to conflict with Part II  above regarding the scheduling of the annual shareholder meeting and the grant of options to  non-employee directors.

IX.                           OTHER PROVISIONS

In the event the Company determines, in the exercise of its fiduciary duties, that maintaining any of the foregoing undertakings is having or could have a negative impact on the Company, it shall be empowered to modify or supplement such reform, provided, however, that any modification shall be approved by a majority of the members of the Board of Directors who are not employees of the Company, after receiving advice of counsel, and the Board shall also propose, within 30 days following the Board’s determination, a good faith alternative to the reform that has been modified, should the circumstances dictate that such maintenance is inappropriate.  In the event that the Board of Directors shall make such a determination, it shall consult with, and receive input from, a mutually acceptable neutral, such as the Honorable Edward Infante.  Any inadvertent or unavoidable noncompliance with any of the foregoing undertakings shall not render any Board or other corporate action to be invalid if the action

In re Activision, Inc. Shareholder Derivative Litigation, C.D. Cal. Case No. CV-06-4771 MRP (JTLx);

In re Activision Shareholder Derivative Litigation, L.A.S.C. Case No. SC090343

Exhibit A to Stipulation of Settlement

otherwise complies with the Delaware General Corporate Law and the charter documents of the Company.

EXHIBIT B

COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III (148274)
KATHLEEN A. HERKENHOFF (168562)
ELLEN GUSIKOFF STEWART (144892)
MARY LYNNE CALKINS (212171)
BENNY C. GOODMAN III (211302)
655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Telephone: 619/231-1058
619/231-7423 (fax)
travisd@csgrr.com
kathyh@csgrr.com
elleng@csgrr.com
bennyg@csgrr.com
mcalkins@csgrr.com
– and –
SHAWN A. WILLIAMS (213113)	LEVI & KORSINSKY, LLP
AELISH M. BAIG (201279)	EDUARD KORSINSKY
100 Pine Street, Suite 2600	JOSEPH E. LEVI
San Francisco, CA 94111	JUAN E. MONTEVERDE
Telephone: 415/288-4545	39 Broadway, Suite 1601
415/288-4534 (fax)	New York, NY 10006
shawnw@csgrr.com	Telephone: 212/363-7500
abaig@csgrr.com	212/363-7171 (fax)

Co-Lead Counsel for Plaintiffs in the Federal Derivative Action

[Additional counsel appear on signature page.]

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

In re ACTIVISION, INC.	)	No. CV-06-04771-MRP(JTLx)
SHAREHOLDER DERIVATIVE	)
LITIGATION	)	[PROPOSED] ORDER
	)	PRELIMINARILY APPROVING
	)	DERIVATIVE SETTLEMENT AND
This Document Relates To:	)	PROVIDING FOR NOTICE
)
ALL ACTIONS.	)	EXHIBIT B
)

WHEREAS, the parties having made application, pursuant to Federal Rule of Civil Procedure 23.1, for an order (i) preliminarily approving the proposed settlement (the “Settlement”) of the above-captioned shareholder derivative action (the “Federal Derivative Action”), and the related derivative action pending in Los Angeles Superior Court entitled In re Activision Shareholder Derivative Litigation, Master File No. SC090343 (the “State Derivative Action”) (collectively, the “Actions”), in accordance with a Stipulation of Settlement dated May 8, 2008 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Actions with prejudice, upon the terms and conditions set forth therein; and (ii) approving for distribution of the Notice of Proposed Settlement and the Summary Notice (together, the “Notices”);

WHEREAS, the Settlement appears to be the product of serious, informed, non-collusive negotiations and falls within the range of possible approval;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1.       This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Actions.

2.       A hearing (the “Settlement Hearing”) shall be held before this Court on             at             .m. at the United States District Court, Central District of California, 312 North Spring Street, Courtroom 12, Los Angeles, California 90012, to:

a.       determine whether the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, adequate, and in the best interests of Activision and current Activision Stockholders;

b.       consider an Order and Final Judgment dismissing the Federal Derivative Action with prejudice, with each party to bear its, his or her own costs (unless expressly stated otherwise in the Stipulation), and release and enjoin prosecution of any and all claims to be released pursuant to the Stipulation; and

c.       hear such other matters as the Court may deem necessary and appropriate.

3.       The Court approves, as to form and content, the Notices annexed as Exhibit B-1 and B-2 hereto, and finds that the distribution of the Notices substantially in the manner and form set forth in this Order meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto of all matters relating to the Settlement.

4.       Not later than ten (10) days following entry of this Order, Activision shall cause the Summary Notice substantially in the form annexed as Exhibit B-2 hereto to be published on its website, such that visitors to the website home page will readily find a hyperlink to the Summary Notice, and those who choose to access the Summary Notice will find an additional hyperlink providing access to the Notice of Proposed Settlement substantially in the form annexed as Exhibit B-1 hereto.

5.       Not later than fifteen (15) days following entry of this Order, Activision shall cause a copy of the Notice of Proposed Settlement substantially in the form annexed as Exhibit B-1 hereto to be filed with the Securities and Exchange Commission.

6.       Not later than fourteen (14) days following entry of this Order, Activision shall cause a copy of the Summary Notice substantially in the form annexed as Exhibit B-2 hereto to be published once in Investor’s Business Daily or a similar nationally-circulated business publication.

7.       All costs incurred in the filing and publication of the Notices shall be paid by Activision and Activision shall undertake all administrative responsibility for filing and publication of the Notices.

8.       At least seven (7) days prior to the Settlement Hearing, Activision’s Counsel shall serve on counsel for Plaintiffs and file with the Court proof, by affidavit or declaration, of such filing and publication of the Notices.

9.       All current Activision stockholders shall be bound by all orders, determinations and judgments in the Federal Action concerning the Settlement, whether favorable or unfavorable to current Activision shareholders.

10.     Pending final determination of whether the Settlement should be approved, no current Activision shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court or tribunal asserting any of the Released Claims.

11.     All papers in support of the Settlement and the award of attorneys’ fees and expenses shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

12.     Any current Activision stockholder may appear and show cause, if he, she or it has any, why the terms of the Settlement should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no current Activision stockholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, unless that Person has, at least fourteen (14) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Counsel for Federal Plaintiffs

Ellen Gusikoff Stewart
COUGHLIN STOIA GELLER

RUDMAN & ROBBINS LLP

655 West Broadway, Suite 1900
San Diego, CA  92101-3301

Telephone:  619/231-1058
619/231-7423 (fax)

Counsel for State Plaintiffs

David R. Stickney
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
12481 High Bluff Drive, Suite 300
San Diego, CA 92130-3582

Telephone:  858/793-0070
858/793-0323 (fax)

Counsel for Nominal Party Activision

David Schwarz
IRELL & MANELLA LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA  90067-4276
Telephone:  310/277-1010
310/203-7199 (fax)

Counsel for Defendants Harold A. Brown, Robert J. Corti, Ronald Doornink, Kenneth L. Henderson, Barbara S. Isgur, Brian G. Kelly, Robert A. Kotick, Mitchell H. Lasky, Howard E. Marks, Steven T. Mayer, Robert J. Morgado, Peter J. Nolan, George L. Rose, Michael J. Rowe, Richard Sarnoff, Thomas Tippl and Kathy Vrabeck and for Specially Appearing Defendants John T. Baker, IV, Robert J. Dewar, and Richard A. Steele

Harriet Posner
SKADDEN, ARPS, SLATE, MEAGHER

& FLOM LLP

300 South Grand Avenue, Suite 3400
Los Angeles, CA  90071
Telephone:  213/687-5000
213/687-5600 (fax)

Counsel for Defendant Plaga

Lawrence A. Cox
ARNOLD & PORTER LLP
777 S. Figueroa Street, 44th Floor
Los Angeles, CA  90017
Telephone:  213/243-4000
213/243-4199 (fax)

Counsel for Defendant Goldberg

David J. Schindler

LATHAM & WATKINS LLP

633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Telephone:  213/485-1234
213/891-8763 (fax)

Counsel for Defendant Chardavoyne

James L. Sanders

MCDERMOTT WILL & EMERY LLP

2049 Century Park East, 38th Floor
Los Angeles, CA  90067
Telephone:  310/277-4110
310/277-4730 (fax)

Counsel for Bryan Cave

Moses Silverman

PAUL, WEISS, RIFKIND,

WHARTON & GARRISON LLP

1285 Avenue of the Americas
New York, NY  10019-6064
Telephone:  212/373-3000
212/757-3990 (fax)

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

Clerk of the Court
UNITED STATES DISTRICT COURT
Central District of California, Western Division
312 North Spring Street
Room G-8
Los Angeles, California  90012

Any current Activision stockholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

13.     Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative.  Released Persons may file the Stipulation and/or a Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

14.     The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to the current Activision stockholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement.  The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the current Activision stockholders.

IT IS SO ORDERED.

DATED:

THE HONORABLE
MARIANA R. PFAELZER
UNITED STATES DISTRICT JUDGE

EXHIBIT B-1

COUGHLIN STOIA GELLER
            RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III (148274)
KATHLEEN A. HERKENHOFF (168562)
ELLEN GUSIKOFF STEWART (144892)
BENNY C. GOODMAN III (211302)
MARY LYNNE CALKINS (212171)
655 West Broadway, Suite 1900
San Diego, CA  92101-3301
Telephone:  619/231-1058
619/231-7423 (fax)
travisd@csgrr.com
kathyh@csgrr.com
elleng@csgrr.com
bennyg@csgrr.com
mcalkins@csgrr.com

– and –

SHAWN A. WILLIAMS (213113)	LEVI & KORSINSKY, LLP
AELISH M. BAIG (201279)	EDUARD KORSINSKY
100 Pine Street, Suite 2600	JOSEPH E. LEVI
San Francisco, CA 94111	JUAN E. MONTEVERDE
Telephone: 415/288-4545	39 Broadway, Suite 1601
415/288-4534 (fax)	New York, NY 10006
shawnw@csgrr.com	Telephone: 212/363-7500
abaig@csgrr.com	212/363-7171 (fax)

Co-Lead Counsel for Plaintiffs in the Federal Derivative Action

[Additional counsel appear on signature page.]

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

In re ACTIVISION, INC.	)	No. CV-06-04771-MRP(JTLx)
SHAREHOLDER DERIVATIVE	)
LITIGATION	)	NOTICE OF PROPOSED
	)	SETTLEMENT
)
This Document Relates To:	)
)
ALL ACTIONS.	)
)

TO:               ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF ACTIVISION, INC. (“ACTIVISION” OR THE “COMPANY”) AS OF May 8, 2008, (THE “RECORD DATE”) (“CURRENT ACTIVISION STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION AND A RELATED SHAREHOLDER DERIVATIVE ACTION PENDING IN CALIFORNIA STATE COURT, AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THE ACTIONS.  IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN).

IF YOU HOLD ACTIVISION COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTIONS.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of shareholder derivative litigation summarized in this Notice and set forth in the Settling Parties’ Stipulation of Settlement (the “Stipulation”).  This Notice is provided by Order of the United States District Court for the Central District of California, Western Division (the “Court”).  It is not an expression of any opinion by the Court.  It is to notify you of the terms of the proposed Settlement, and your rights related thereto.  Except for any terms specifically defined herein, this Notice incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation.

I.                                    WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the above-captioned action, In re Activision, Inc. Shareholder Derivative Litigation, Case No. CV-06-04771-MRP (JTLx) (the “Federal Derivative Action”), and the related action pending in the

Superior Court of the State of California for the County of Los Angeles, entitled In re Activision Shareholder Derivative Litigation, Master File No. SC090343 (the “State Derivative Action”) (collectively with the Federal Derivative Action, the “Actions”).  All parties to the Actions and non-party Bryan Cave have agreed upon terms to settle the Actions and have signed the Stipulation on file with the Court setting forth those settlement terms.

On            , at            .m., the Court will hold a hearing (the “Final Hearing”) in the Federal Derivative Action.  The purpose of the Final Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.

II.                             SUMMARY OF THE ACTION

On and after July 12, 2006, the following shareholder derivative actions were filed in the Superior Court of the State of California for the County of Los Angeles:  Vasquez v. Kotick, et al., LASC Case No. BC355327; Greuer v. Kotick, et al., LASC Case No. SC090343; and Amalgamated Bank v. Baker, et al., LASC Case No. BC356454.  The State Court consolidated all three actions by Order dated October 31, 2006 as the consolidated action entitled In re Activision Shareholder Derivative Litigation, Master File No. SC090343 and appointed Amalgamated Bank as Trustee of the Longview 400 Index Fund for Retirement Trusts and Ryan Vasquez as Lead Plaintiffs.  On May 24, 2007, the State Derivative Action was partially stayed until resolution of the motions to dismiss the complaint filed in the Federal Derivative Action.

On and after July 31, 2006, the following shareholder derivative actions were filed in the United States District Court for the Central District of California:  Pfeiffer v. Kotick, et al., Case No. CV-06-4771 MRP(JTLx) (“Pfeiffer”); Hamian v. Kotick, et al., Case No. CV-06-5375 MRP(JLTx) (“Hamian”); Abdelnur v. Kotick, et al., Case No. CV-07-3575 MRP(JTLx) (“Abdelnur”); and Scarborough v. Kotick, et al., Case

No. CV-07-4602 MRP(JTLx) (“Scarborough”).  The Pfeiffer and Hamian complaints were consolidated by Order dated January 25, 2007, as In re Activision Inc. Shareholder Derivative Litigation, Case No. CV-06-4771 MRP(JTLx), Pfeiffer and Hamian were appointed Lead Plaintiff, and Co-Lead Counsel was appointed.  Abdelnur was consolidated into the Federal Derivative Action by order dated July 13, 2007, and Scarborough was consolidated into the action by Order dated September 13, 2007.

Both the Federal Derivative Action and the State Derivative Action allege claims on behalf of Activision against the Individual Settling Defendants, certain current and former Activision officers and directors, arising from or relating to the granting of stock options at Activision, including from 1996 through at least 2003.

On or about July 25, 2006, Activision’s Board of Directors (the “Board”) approved the appointment of a subcommittee of the Board’s audit committee (the “Special Subcommittee”) to conduct a review of Activision’s practices and policies relating to the granting of stock options.  The Special Subcommittee’s review encompassed 4,849 grants between fiscal years 1992 and 2006, covering 204,230,604 shares, or about 86% of the 237,756,486 options granted in the period reviewed.  The Special Subcommittee concluded that a substantial number of options granted during the period reviewed required measurement date corrections pursuant to the applicable accounting rules, and that Activision would be required to record additional non-cash, stock-based compensation expense arising from measurement date corrections.

Beginning in August 2007, the parties to the Federal Derivative Action commenced settlement discussions, which continued from time-to-time over the following months.  Beginning in November 2007, the parties to both Actions conducted confidential mediation sessions before the Honorable Edward A. Infante (Ret.).  Attending the mediation sessions were counsel for the Federal and State Plaintiffs, all Defendants in the Actions except for Barry J. Plaga, Activision, certain of Activision’s directors and officers (“D&O”) insurance carriers, and Activision’s former outside corporate counsel, Bryan Cave LLP.  In the course of confidential settlement discussions, and pursuant to the mediation supervised by Judge Infante, counsel for Activision has discussed with the Federal and State Plaintiffs’ counsel the Special Subcommittee’s investigation and the Special Subcommittee’s findings and conclusions pursuant thereto.  Counsel for Activision also provided to the Federal and State Plaintiffs’ counsel for review various documents relevant to the parties’ disputes, in the course of confidential settlement discussions, and pursuant to the mediation supervised by Judge Infante.

All parties to the Actions and non-party Bryan Cave have agreed to a resolution of the claims asserted therein and any and all claims which could have been asserted therein, as set forth in the Stipulation.  All Parties and their counsel concur that the Settlement described herein is fair, reasonable, adequate and in the best interest of Activision and Current Activision Stockholders.

III.                      TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below.  This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

The terms of settlement set forth in the Stipulation include the following:

1.                                 The Settling Defendants and Bryan Cave acknowledge that the commencement and prosecution of Actions related to and preceded (1) the agreement by certain of the Individual Settling Defendants to make certain payments and/or contributions described below, (2) the release of certain claims against Activision by Bryan Cave, and (3) corporate governance reforms adopted and/or to be implemented by Activision as described in Exhibit A to the Stipulation.  The Settling Defendants and Bryan Cave acknowledge that such contributions and corporate governance reforms confer a substantial benefit to Activision.

(a)                        Corporate Governance Reforms.  Activision and the Plaintiffs have conducted extensive, arm’s-length negotiations and have reached agreement regarding various corporate governance issues, including internal controls and procedures at the Company, which include internal controls and procedures that relate to certain of the allegations raised in the Actions.  Activision acknowledges that the Actions were a material factor in the adoption and/or implementation of the Corporate Governance Reforms set forth in Exhibit A to the Stipulation, and as such confer a benefit to Activision.

(b)                          Payments to Activision.

(i)                                Directors and Officers.  Defendants Kotick, Kelly, Rowe, Rose, Doornick, Isgur, Morgado, and Henderson agreed in principle, following the commencement of the Actions, to reimburse Activision in connection with the receipt of stock options requiring measurement date corrections, subject to the determination of the precise amounts to be reimbursed and execution of this Stipulation.  In the case of options that have already been exercised, these individuals agreed to pay the additional exercise price to Activision or agreed to the cancellation of vested but unexercised options with a value equivalent to the additional exercise price.  For options that have not yet been exercised, these individuals agreed that the exercise price will be increased so as to be equal to the fair market value of Activision’s stock on the redetermined measurement date.  These individuals agreed to the reimbursements without contest, and waived any opportunity to negotiate or dispute the calculations of the reimbursements.  Defendant Chardavoyne has agreed to make a cash reimbursement to Activision in connection with the receipt of stock options requiring measurement date corrections.  Defendant Goldberg has agreed to make a cash reimbursement to Activision in connection with the receipt of stock options requiring measurement date corrections.  Defendants Chardavoyne and Goldberg shall make such reimbursements to Activision as set forth in ¶7.1 of the Stipulation.  The total amount of the reimbursement from these Individual Settling Defendants is valued at approximately $22,000,000, based on the cancellation of approximately 800,000 vested options, the repricing of approximately 16,000,000 unexercised options, and the cash consideration described above.  Plaintiffs and the Settling Defendants acknowledge that the Actions were a material factor in the decision of certain of the Individual Settling Defendants to undertake the reimbursements, cancellations or repricing of the options granted to them, and that Activision acknowledges that such contributions confer a substantial benefit to Activision as part of the settlement of the Actions.

(ii)                            Bryan Cave and Henderson.  Activision may possess certain claims against Henderson and Bryan Cave arising out of or relating to the representation of Activision by Bryan Cave and certain of its attorneys, including Henderson, in connection with the granting of options at Activision.  Counsel for the Federal Co-Lead Plaintiffs, Activision and Bryan Cave conducted negotiations for the settlement of such claims.  In exchange for the releases described herein and the dismissal of the Actions, Bryan Cave agrees to forego and to release any claims for repayment of any legal fees or costs associated with its support of the Special Subcommittee’s investigation, including bills and receivables incurred to date in an amount no less than $2,316,000.  Activision and Bryan Cave acknowledge that the Actions were a material factor in Bryan Cave’s decision to release any claims to these unpaid bills or receivables, and that such contribution confers a substantial benefit to Activision.

(iii)                        Activision’s Primary Directors and Officers Insurance Carrier.  Activision has incurred substantial costs in connection with the defense of the Actions and a related investigation by the Securities and Exchange Commission.  On October 31, 2007, the day before the initial mediation session, Activision’s primary D & O carrier, Federal Insurance Company (with which Activision holds a $5,000,000 policy), acknowledged in writing for the first time that reimbursable defense costs under the policy were likely to exceed policy limits.

2.                                  The Stipulation also provides for the entry of judgment dismissing the Federal Derivative Action against Activision and the Individual Settling Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been or could have been brought in any court by the Plaintiffs or by Activision, or any of its stockholders, against Activision and the Individual Settling Defendants and Bryan Cave relating to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Federal Derivative Action or the State Derivative Action.  The Stipulation further provides that the entry of judgment will bar and release any known or unknown claims that have been or could have been brought in any court by the Settling Defendants and Bryan Cave or their Related Persons against Plaintiffs, Plaintiffs’ Counsel, Activision, or Activision’s stockholders (solely in their capacity as stockholders) related to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Federal Derivative Action or the State Derivative Action or based upon or arising out of the institution, prosecution, assertion, settlement, or resolution of the Federal Derivative Action or the State Derivative Action.

IV.                       PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

Activision has agreed to advance, subject to its reservation of all rights against each and every of its D&O insurance carriers, reinsurers, or co-insurers (the “Insurance Carriers”), $10,000,000 to Plaintiffs’ Counsel for their fees and expenses, subject to Court approval.

Plaintiffs’ Counsel may also become entitled to additional payments, as set forth in the Stipulation, contingent upon Activision’s recovery from the Insurance Carriers of amounts apart from and in addition to any reimbursement for defense costs.  Apart from and in addition to any reimbursement of defense costs by the Insurance Carriers to Activision, and without the requirement of instituting litigation against the Insurance Carriers, Plaintiffs’ Counsel shall be entitled to fifteen percent

(15%) of any payments made by the Insurance Carriers to Activision, up to an amount not to exceed $750,000.  To the extent that as of the Effective Date of the Stipulation, the Insurance Carriers and Activision have not agreed to a payment by the Insurance Carriers, then Plaintiffs’ Counsel shall be entitled to pursue an action on Activision’s behalf against the Insurance Carriers.  Activision will not move to dismiss that litigation.  If Plaintiffs’ Counsel obtain a monetary recovery on Activision’s behalf pursuant to such action, Plaintiffs’ Counsel shall be entitled to retain thirty (30%) of such recovery from the Insurance Carriers for all amounts apart from and in addition to the reimbursement of defense costs.

The Settling Parties intend the attorneys’ fees and expenses finally approved by the Court (the “Fee and Expense Award”) to include fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Federal Derivative Action and the State Derivative Action.  To date, Plaintiffs’ Counsel have not received any payments in connection with the Actions.  The Fee and Expense Award will compensate Plaintiffs’ Counsel for the results achieved in the Federal Derivative Action and the State Derivative Action, and the risks of undertaking the prosecution of the Federal Derivative Action and the State Derivative Action on a contingent basis.

V.                              REASONS FOR THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of the Settling Parties, including Activision, and Current Activision Stockholders.

A.                              Why Did Plaintiffs Agree to Settle?

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Federal Derivative Action and the State Derivative Action.  Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation, and have researched the applicable law with respect to the claims of Plaintiffs, Current Activision Stockholders and Activision

against the Individual Settling Defendants and Bryan Cave and the potential defenses thereto.

Based upon their investigation as set forth above, Plaintiffs and their counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Plaintiffs, Current Activision Stockholders, and Activision, and in their best interests, and have agreed to settle the claims raised in the Federal Derivative Action and the State Derivative Action pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current Activision Stockholders and Activision have received or will receive from the Settlement, (b) the attendant risks of continued litigation of the Federal Derivative Action and the State Derivative Action, (c) actions taken by the Company and its Board of Directors in response to alleged options dating issues at Activision, and (d) the desirability of permitting the Settlement to be consummated.

In particular, Plaintiffs and their counsel considered the significant litigation risk inherent in these shareholder derivative Actions.  The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim.  While Plaintiffs believe their claims are meritorious, Plaintiffs acknowledge that there is a substantial risk that the Actions may not succeed in producing a recovery in light of the applicable legal standards and possible defenses.  Plaintiffs and their counsel believe that, under the circumstances, they have obtained the best possible relief for Activision and Current Activision Stockholders.

B.                              Why Did the Individual Settling Defendants and Bryan Cave Agree to Settle?

The Individual Settling Defendants and Bryan Cave have strenuously denied, and continue strenuously to deny each and every allegation of liability made against them or that could have been made against them in the Actions, and assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice.  The Individual Settling Defendants and Bryan Cave have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this burdensome litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

VI.                       FINAL HEARING AND POTENTIAL DISMISSAL OF ACTIONS

On            , at            .m., the Court will hold the Final Hearing at the United States District Court for the Central District of California, Western Division, Courtroom 12, 312 North Spring Street, Los Angeles, California 90012.  At the Final Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and thus should be finally approved and whether the Federal Derivative Action should be dismissed with prejudice, and the Judgment described in the Stipulation entered thereon, pursuant to the Stipulation.  Pursuant to the Stipulation, within five (5) business days from any entry of such Judgment, counsel for the State Plaintiffs will file a Stipulation for Dismissal, with prejudice, of the State Derivative Action, to be signed by all parties to that action (“State Court Stipulation for Dismissal”).  The State Court Stipulation for Dismissal shall expressly provide that the Plaintiffs in the State Derivative Action have joined in the Stipulation and agreed to be bound by the Judgment, and based thereon are dismissing the State Derivative Action with prejudice.

VII.                RIGHT TO ATTEND FINAL HEARING

Any Current Activision Stockholder may, but is not required to, appear in person at the Final Hearing.  If you want to be heard at the Final Hearing, then you must first comply with the procedures for objecting, which are set forth below.  The Court has the right to change the hearing dates or times without further notice.  Thus, if you are planning to attend the Final Hearing, you should confirm the date and time before going to the Court.  CURRENT ACTIVISION STOCKHOLDERS WHO

HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE FINAL HEARING OR TAKE ANY OTHER ACTION.

VIII.         RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement.  You must object in writing, and you may request to be heard at the Final Hearing.  If you choose to object, then you must follow these procedures.

A.                              You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.                                  Your name, legal address, and telephone number;

2.                                  Proof of being a Current Activision Stockholder as of the Record Date;

3.                                  The date(s) you acquired your Activision shares;

4.                                  A detailed statement of your specific position with respect to the matters to be heard at the Final Hearing, including a statement of each objection being made;

5.                                  The grounds for each objection or the reasons for your desiring to appear and to be heard;

6.                                  Notice of whether you intend to appear at the Final Hearing (this is not required if you have lodged your objection with the Court); and

7.                                  Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Final Hearing and the subject(s) of their testimony.

8.                                  The Court will not consider any objection that does not substantially comply with these requirements.

B.                             You Must Timely Deliver Written Objections to the Court, Plaintiffs’ Counsel, and Defendants’ Counsel

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN        , 2008.  The Court Clerk’s address is:

Clerk of the Court

United States District Court

Central District of California, Western Division

312 N. Spring Street

Room G-8

Los Angeles, CA 90012

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR THE SETTLING PARTIES SO THEY ARE RECEIVED NO LATER THAN               , 2008.  Counsel’s addresses are:

Darren J. Robbins	James L. Sanders
Travis E. Downs, III	McDermott, Will & Emery LLP
Ellen Gusikoff Stewart	2049 Century Park East
James J. Jaconette	Suite 3800
Coughlin Stoia Geller	Los Angeles, CA 90067-3208
Rudman & Robbins LLP
655 West Broadway, Suite 1900
San Diego, CA 92101

David A. Schwarz	Moses Silverman
Irell & Manella LLP	Paul, Weiss, Rifkind,
1800 Avenue of the Stars	Wharton & Garrison LLP
Suite 900	1285 Avenue of the Americas
Los Angeles, CA 90067-4276	New York, NY 10019-6064

Harriet Posner	David J. Schindler
Skadden, Arps, Slate, Meagher	Latham & Watkins
& Flom LLP	633 West Fifth Street
300 South Grand Avenue	Suite 4000
Suite 3400	Los Angeles, CA 90071-2007
Los Angeles, CA 90071

Lawrence A. Cox	David R. Stickney
Arnold & Porter LLP	BERNSTEIN LITOWITZ BERGER &
777 S. Figueroa Street	GROSSMANN LLP
44th Floor	12481 High Bluff Drive, Suite 300
Los Angeles, CA 90017	San Diego, CA 92130-3582

The Court will not consider any objection that is not timely filed with the Court or not timely delivered to the above-listed counsel for the Settling Parties.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

1.                                 HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation.  It is not a complete statement of the events of the Federal Derivative Action, the State Derivative Action or the Stipulation.

You may inspect the Stipulation and other papers in the Federal Derivative Action at the United States District Clerk’s office at any time during regular business hours of each business day.  The Clerk’s office is located at Clerk of the Court, United States District Court for the Central District of California, Western Division, 312 N. Spring Street, Room G-8, Los Angeles, California 90012.  However, you must appear in person to inspect these documents.  The Clerk’s office will not mail copies to you.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.  Any questions you have about matters in this Notice should be directed by telephone or in writing to Plaintiffs’ Counsel, at the addresses set forth above.

DATED: , 2008	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF
CALIFORNIA,
WESTERN DIVISION

EXHIBIT B-2

COUGHLIN STOIA GELLER
  RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III (148274)
KATHLEEN A. HERKENHOFF (168562)
ELLEN GUSIKOFF STEWART (144892)
BENNY C. GOODMAN III (211302)
MARY LYNNE CALKINS (212171)
655 West Broadway, Suite 1900
San Diego, CA  92101-3301
Telephone:  619/231-1058
619/231-7423 (fax)
travisd@csgrr.com
kathyh@csgrr.com
elleng@csgrr.com
bennyg@csgrr.com
mcalkins@csgrr.com

– and –

SHAWN A. WILLIAMS (213113)	LEVI & KORSINSKY, LLP
AELISH M. BAIG (201279)	EDUARD KORSINSKY
100 Pine Street, Suite 2600	JOSEPH E. LEVI
San Francisco, CA 94111	JUAN E. MONTEVERDE
Telephone: 415/288-4545	39 Broadway, Suite 1601
415/288-4534 (fax)	New York, NY 10006
shawnw@csgrr.com	Telephone: 212/363-7500
abaig@csgrr.com	212/363-7171 (fax)

Co-Lead Counsel for Plaintiffs in the Federal Derivative Action

[Additional counsel appear on signature page.]

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

In re ACTIVISION, INC.	)	No. CV-06-04771-MRP(JTLx)
SHAREHOLDER DERIVATIVE	)
LITIGATION	)	SUMMARY NOTICE OF
	)	SETTLEMENT
)
This Document Relates To:	)
)
ALL ACTIONS.	)
)

NOTICE OF SETTLEMENT OF DERIVATIVE ACTIONS

TO:    ALL CURRENT STOCKHOLDERS OF ACTIVISION, INC. (“ACTIVISION” OR THE “COMPANY”) COMMON STOCK AS OF MAY 8, 2008

PLEASE TAKE NOTICE that the above-captioned shareholder derivative action, as well as the related consolidated derivative action in Los Angeles Superior Court entitled In re Activision Shareholder Derivative Litigation, Master File No. SC090343 (collectively, the “Actions”), are being settled.  The terms of the proposed settlement of the Actions (the “Settlement”) are set forth in a Stipulation of Settlement dated May 8, 2008, (the “Stipulation”).  This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

The terms of the Settlement set forth in the Stipulation include: (1) certain payments and/or contributions to Activision (in the form of cash payments, releases of third party claims for repayment from Activision of certain outstanding fees and costs, and cancellation and repricing of certain Individual Settling Defendants’ stock options) in an amount Activision has valued as exceeding $24,000,000; (2) the adoption and/or implementation of a variety of corporate governance measures, including measures that relate to and address many of the underlying issues in the Actions, including, but not limited to, director independence, officer and director compensation, and stock option granting procedures; and (3) Activision’s advancement of Plaintiffs’ Counsel’s attorney fees and expenses (subject to Activision’s reservation of all rights against each and every of its directors and officers insurance carriers, reinsurers, or co-insurers) in the amount of $10,000,000, subject to Court approval.

IF YOU ARE A CURRENT OWNER OF ACTIVISION COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.  A more detailed form of notice describing the Settlement is available on Activision’s website and can be viewed at www.activision.com.

On         , 2008, at        a.m., a hearing (the “Settlement Hearing”) will be held before the United States District Court for the Central District of California, Western Division, Courtroom 12, 312 North Spring Street, Los Angeles, CA 90012, to determine: (1) whether the terms of the Settlement should be approved as fair, reasonable and adequate; and (2) whether the above-entitled action should be dismissed on the merits and with prejudice.

Any stockholder of Activision that objects to the Settlement of the Actions shall have a right to appear and to be heard at the Settlement Hearing, provided that he or she was a stockholder of record as of May 8, 2008.  Any stockholder of Activision who satisfies this requirement may enter an appearance through counsel of such member’s own choosing and at such member’s own expense or may appear on their own.  However, no stockholder of Activision shall be heard at the Settlement Hearing unless no later than             days prior to the date of the Settlement Hearing, such stockholder has filed with the Court and delivered to  counsel  for the Settling Parties a written notice of objection, their ground for opposing the Settlement, and proof of both their status as a stockholder and the dates of stock ownership in Activision.  Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting for the grounds for such an objection with the Court on or before              , with service on the following parties:

Darren J. Robbins	James L. Sanders
Travis E. Downs, III	McDermott, Will & Emery LLP
Ellen Gusikoff Stewart	2049 Century Park East
Coughlin Stoia Geller	Suite 3800
Rudman & Robbins LLP	Los Angeles, CA 90067-3208
655 West Broadway, Suite 1900
San Diego, CA 92101

David A. Schwarz Irell & Manella LLP 1800 Avenue of the Stars Suite 900 Los Angeles, CA 90067-4276	Moses Silverman Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064
Harriet Posner Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Suite 3400 Los Angeles, CA 90071	David J. Schindler Latham & Watkins 633 West Fifth Street Suite 4000 Los Angeles, CA 90071-2007
Lawrence A. Cox Arnold & Porter LLP 777 S. Figueroa Street 44th Floor Los Angeles, CA 90017	David R. Stickney BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP 12481 High Bluff Drive, Suite 300 San Diego, CA 92130-3582

Inquiries, other than requests for the detailed form of notice, may be made to Plaintiffs’ Counsel: Rick Nelson, c/o Shareholder Relations, Coughlin Stoia Geller Rudman & Robbins LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101; phone 619-231-1058.

DATED: , 2008	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA, WESTERN DIVISION

EXHIBIT C

COUGHLIN STOIA GELLER
  RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III (148274)
KATHLEEN A. HERKENHOFF (168562)
ELLEN GUSIKOFF STEWART (144892)
BENNY C. GOODMAN III (211302)
MARY LYNNE CALKINS (212171)
655 West Broadway, Suite 1900
San Diego, CA  92101-3301
Telephone:  619/231-1058
619/231-7423 (fax)
travisd@csgrr.com
kathyh@csgrr.com
elleng@csgrr.com
bennyg@csgrr.com
mcalkins@csgrr.com

– and –

SHAWN A. WILLIAMS (213113)	LEVI & KORSINSKY, LLP
AELISH M. BAIG (201279)	EDUARD KORSINSKY
100 Pine Street, Suite 2600	JOSEPH E. LEVI
San Francisco, CA 94111	JUAN E. MONTEVERDE
Telephone: 415/288-4545	39 Broadway, Suite 1601
415/288-4534 (fax)	New York, NY 10006
shawnw@csgrr.com	Telephone: 212/363-7500
abaig@csgrr.com	212/363-7171 (fax)

Co-Lead Counsel for Plaintiffs in the Federal Derivative Action

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

In re ACTIVISION, INC.	)	No. CV-06-04771-MRP(JTLx)
SHAREHOLDER DERIVATIVE	)
LITIGATION	)	[PROPOSED] FINAL JUDGMENT
	)	AND ORDER OF DISMISSAL WITH
	)	PREJUDICE
This Document Relates To:	)
	)	EXHIBIT C
ALL ACTIONS.	)
)

This matter came before the Court for hearing pursuant to the Order of this Court, dated                     , 2008 (“Order”), on the application of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement dated May 8, 2008 (the “Stipulation”);

The Court has reviewed and considered all documents, evidence, objections (if any) and arguments presented in support of or against the Settlement; the Court being fully advised of the premises and good cause appearing therefor, the Court enters this Final Judgment and Order of Dismissal With Prejudice.

IT IS ORDERED, ADJUDGED AND DECREED that:

1.       This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.       This Court has jurisdiction over the subject matter of the Federal Derivative Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3.       The Court finds that the Notice of Proposed Settlement and the Summary Notice (together, the “Notices”) provided to Activision stockholders constituted the best notice practicable under the circumstances.  The Notices fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

4.       The Federal Derivative Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice.  As among Plaintiffs, Settling Defendants and non-party Bryan Cave, the parties are to bear their own costs, except as otherwise provided in the Stipulation regarding the Fee and Expense Award.

5.       The Court finds that the terms of the Stipulation and Settlement are fair, reasonable and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so

6.       Upon the Effective Date, as defined in the Stipulation, Activision, Bryan Cave, Plaintiffs (acting on their own behalf and derivatively on behalf of Activision), and each of Activision’s stockholders (solely in their capacity as Activision stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Actions against the Released Persons.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

7.       Upon the Effective Date, as defined in the Stipulation, Activision, Bryan Cave, Plaintiffs (acting on their own behalf and, derivatively on behalf of Activision), and each of Activision’s stockholders (solely in their capacity as Activision stockholders) will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on, arising out of, related to, or in connection with the Released Claims or the Settlement or resolution of the Actions.  Claims to enforce the terms of this Stipulation are not released.

8.       Upon the Effective Date, as defined in the Stipulation, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, Activision, and all of the Activision stockholders (solely in their capacity as Activision stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

9.       Upon the Effective Date, as defined in the Stipulation, each of the Released Persons will be forever barred and enjoined from commencing, instituting or prosecuting any or all claims (including Unknown Claims) against each and all of the Plaintiffs, Plaintiffs’ Counsel, Activision, and all of the Activision stockholders (solely in their capacity as Activision stockholders)  arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims.   Notwithstanding the definition of Released Claims, the Individual Settling Defendants and Activision reserve their indemnification and advancement rights and defenses under Activision’s by-laws, Activision’s articles of incorporation, their agreements, Delaware law, and any other applicable authority.   Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

10.     The Court hereby approves the Fee and Expense Award in accordance with the Stipulation and finds that such fee is fair and reasonable.

11.     Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties; or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative.  Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12.     During the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil

Procedure 11 and all other similar laws, including California Code of Civil Procedure § 128.7.

13.     Without affecting the finality of this Judgment in any way, this Court hereby retains jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

14.     In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, this Order and Final Judgment shall be vacated, and all Orders entered and releases delivered in connection with the Stipulation and this Order and Final Judgment shall be null and void, except as otherwise provided for in the Stipulation.

15.     This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58, Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:

THE HONORABLE
MARIANA R. PFAELZER
UNITED STATES DISTRICT JUDGE